Exhibit 99

                     May 4, 2021

Dominion Energy Announces First-Quarter 2021 Earnings

•	First-quarter 2021 GAAP net income of $1.23 per share; operating earnings of $1.09 per share
•	Company initiates second-quarter 2021 operating earnings guidance of $0.70 to $0.80 per share
•	Company affirms 2021 operating earnings guidance as well as other long-term earnings and dividend guidance

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced an unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended March 31, 2021, of $1.0 billion ($1.23 per share) compared with a net loss of $270 million ($0.34 per share) for the same period in 2020.

Operating earnings for the three months ended March 31, 2021, were $893 million ($1.09 per share), compared with operating earnings of $788 million ($0.92 per share) for the same period in 2020.

The difference between GAAP and operating earnings for the three months ended March 31, 2021, was primarily attributable to a net benefit associated with nuclear decommissioning trusts and economic hedging activities and other charges.

Operating earnings are defined as reported earnings adjusted for certain items.  Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

Second-quarter 2021 operating earnings are expected to be in the range of $0.70 to $0.80 per share.

The company affirms its full-year 2021 operating earnings guidance range of $3.70 to $4.00 per share. The company also affirms its long-term earnings and dividend growth guidance.

Webcast today

The company will host its first-quarter 2021 earnings call at 10 a.m. ET on Tuesday, May 4, 2021.  Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals that prefer to join via telephone, domestic callers should dial 1-800-341-6228 and international callers should dial 1-334-777-6993.  The passcode for the telephonic earnings call is 46791738#.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day May 4.  A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on May 4.  Domestic callers may access the recording by dialing 1-877-919-4059.  International callers should dial 1-334-323-0140.  The PIN for the replay is 38488843.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters.  At this time, Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

More than 7 million customers in 16 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to sustainable, reliable, affordable and safe energy and to achieving net zero carbon dioxide and methane emissions from its power generation and gas infrastructure operations by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements, including forecasted operating earnings second-quarter and full-year 2021 and beyond which are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental compliance; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of completion of the proposed sale of Dominion Energy Questar Pipeline to Berkshire Hathaway Energy, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such regulatory approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms.  Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the Securities and Exchange Commission.

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For further information:  Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com; Investor Relations: Steven Ridge, (804) 929-6865 or Steven.D.Ridge@dominionenergy.com, David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Dominion Energy, Inc.
Consolidated Statements of Income*
Unaudited (GAAP Based)
(millions, except per share amounts)

	Three Months Ended
	March 31,
	2021	2020

Operating Revenue	$3,870	$3,983
Operating Expenses
Electric fuel and other energy-related purchases	550	657
Purchased electric capacity	11	2
Purchased gas	484	434
Other operations and maintenance [1]	1,082	1,659
Depreciation, depletion and amortization	608	578
Other taxes	257	240
Total operating expenses	2,992	3,570

Income from operations	878	368

Other income (expense)	367	(454)
Interest and related charges	53	432
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	1,192	(518)
Income tax expense (benefit)	212	(50)

Net Income (loss) from continuing operations including noncontrolling interests	980	(468)

Net Income from discontinued operations including noncontrolling interests	28	229

Net Income (loss) including noncontrolling interests	$1,008	$(239)
Noncontrolling interests	-	31

Net Income (loss) attributable to Dominion Energy	$1,008	$(270)

Reported Income (loss) per common share from continuing operations - diluted	$1.19	$(0.57)
Reported Income per common share from discontinued operations - diluted	0.04	0.23
Reported Income (loss) per common share - diluted	$1.23	$(0.34)
Average shares outstanding, diluted	805.9	838.2

1) Includes impairment of assets and other charges.
* The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited
(millions, except per share amounts)	Three months ended March 31,
	2021	2020	Change
REPORTED EARNINGS[1]	$1,008	$(270)	$1,278
Pre-tax loss (income)[2]	(152)	1,265	(1,417)
Income tax[2]	37	(207)	244
Adjustments to reported earnings	(115)	1,058	(1,173)

OPERATING EARNINGS	$893	$788	$105
By segment:
Dominion Energy Virginia	434	429	5
Gas Distribution	251	224	27
Dominion Energy South Carolina	102	94	8
Contracted Assets	150	111	39
Corporate and Other	(44)	(70)	26
	$893	$788	$105

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$1.23	$(0.34)	$1.57
Adjustments to reported earnings (after tax)	(0.14)	1.26	(1.40)
OPERATING EARNINGS	$1.09	$0.92	$0.17
By segment:
Dominion Energy Virginia	0.54	0.51	0.03
Gas Distribution	0.31	0.27	0.04
Dominion Energy South Carolina	0.13	0.11	0.02
Contracted Assets	0.18	0.13	0.05
Corporate and Other	(0.07)	(0.10)	0.03
	$1.09	$0.92	$0.17
Common Shares Outstanding (average, diluted)	805.9	838.2

1) Determined in accordance with Generally Accepted Accounting Principles (GAAP).

2) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings.  Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

3) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31. The calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units and $9 million associated with the Series B preferred stock equity units. See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2021 Reported Earnings to Operating Earnings

2021 Earnings (Three months ended March 31, 2021)

The $152 million pre-tax net effect of the adjustments included in 2021 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$412 million net benefit associated with our nuclear decommissioning trust and mark-to-market impact of economic hedging activities.
●	$100 million of regulated other charges, including $79 million for forgiveness of Virginia customer accounts in arrears.
●	$71 million charge for corporate office lease termination associated with workplace realignment.
●	$71 million of merger and integration-related costs associated with the SCANA Combination, including $60 million associated with litigation.
●	$51 million of storm damage and restoration costs in Virginia Power’s service territory.

(millions, except per share amounts)	1Q21	2Q21	3Q21	4Q21	YTD 2021
Reported earnings	$1,008	$0	$0	$0	$1,008
Adjustments to reported earnings [1]:
Pre-tax loss (income)	(152)	0	0	0	(152)
Income tax	37	0	0	0	37
	(115)	0	0	0	(115)
Operating earnings	$893	$0	$0	$0	$893
Common shares outstanding (average, diluted)	805.9	0.0	0.0	0.0	805.9
Reported earnings per share [2]	$1.23	$0.00	$0.00	$0.00	$1.23
Adjustments to reported earnings per share [2]	(0.14)	0.00	0.00	0.00	($0.14)
Operating earnings per share [2]	$1.09	$0.00	$0.00	$0.00	$1.09

1) Adjustments to reported earnings are reflected in the following table:
	1Q21	2Q21	3Q21	4Q21	YTD 2020
Pre-tax loss (income):
Mark-to-market impact of economic hedging activities	(278)	0	0	0	(278)
Net gain on NDT funds	(134)	0	0	0	(134)
Discontinued operations - Gas Transmission & Storage segment	(35)	0	0	0	(35)
Regulated other charges	100	0	0	0	100
Workplace realignment	71	0	0	0	71
Merger and integration-related costs	71	0	0	0	71
Storm damage and restoration costs	51	0	0	0	51
Other	2	0	0	0	2
	($152)	$0	$0	$0	($152)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings *	37	0	0	0	37
	$37	$0	$0	$0	$37

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31. During the first quarter of 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units and $9 million associated with the Series B preferred stock equity units. See Forms 10-Q and 10-K for additional information.

Schedule 3 - Reconciliation of 2020 Reported Earnings to Operating Earnings

2020 Earnings (Twelve months ended December 31, 2020)

The $4.1 billion pre-tax net effect of the adjustments included in 2020 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$2.4 billion net loss from discontinued operations associated with the sale of the Gas Transmission & Storage segment as well as the cancellation of the Atlantic Coast Pipeline project.
●

$840 million of charges primarily relating to the planned early retirement of electric generation facilities in Virginia and $257 million of charges for expected customer credit reinvestment offset and customer arrears forgiveness for Virginia utility customers.

●

$626 million for an impairment charge attributable to Dominion Energy’s interests in certain merchant solar generation facilities and a contract termination charge in connection with the sale of Fowler Ridge.

●	$238 million of merger and integration-related costs associated with the SCANA Combination, including $117 million associated with litigation.

(millions, except per share amounts)	1Q20	2Q20	3Q20	4Q20	YTD 2020	[3]
Reported earnings (loss)	($270)	($1,169)	$356	$682	($401)
Adjustments to reported earnings [1]:
Pre-tax loss (income)	1,265	2,448	859	(452)	4,120
Income tax	(207)	(649)	(299)	442	(713)
	1,058	1,799	560	(10)	3,407
Operating earnings	$788	$630	$916	$672	$3,006
Common shares outstanding (average, diluted)	838.2	839.4	833.8	812.8	831.0
Reported earnings (loss) per share [2]	($0.34)	($1.52)	$0.41	$0.82	($0.57)
Adjustments to reported earnings per share [2]	1.26	2.25	0.67	(0.01)	4.11
Operating earnings per share [2]	$0.92	$0.73	$1.08	$0.81	$3.54

1) Adjustments to reported earnings are reflected in the following table:
	1Q20	2Q20	3Q20	4Q20	YTD 2020
Pre-tax loss (income):
Discontinued operations - Gas Transmission & Storage segment *	(161)	2,691	90	(217)	2,403
Regulated asset retirements and other charges	768	44	200	96	1,108
Charges associated with interests in merchant renewable generation facilities	0	0	626	0	626
Merger and integration-related costs	51	22	77	88	238
Net (gain) loss on NDT funds	538	(393)	(190)	(290)	(335)
Liability management and financing	31	18	13	0	62
Mark-to-market impact of economic hedging activities	37	32	(46)	(140)	(117)
Other **	1	34	89	11	135
	$1,265	$2,448	$859	($452)	$4,120
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings ***	(224)	(649)	(230)	442	(661)

Other	17	0	(69)	0	(52)
	($207)	($649)	($299)	$442	($713)

* Amount excludes the 50% interest in Cove Point retained by the Company.
** Includes social justice commitments and Tropical Storm Isaias.

*** Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2) The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company's convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, September 30 or December 31. For the three months ended June 30, the fair value adjustment required for diluted reported earnings per share calculation was $92 million. For the twelve months ended December 31, the fair value adjustment required for diluted reported earnings per share calculation was $11 million. In each quarter of 2020, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units entered in June 2019 and $9 million associated with the Series B preferred stock equity units entered in December 2019. See Forms 10-Q and 10-K for additional information.

3) YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 1Q21 Earnings to 1Q20

Preliminary, Unaudited	Three Months Ended
(millions, except EPS)	March 31,
	2021 vs. 2020
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Change in reported earnings (GAAP)	$1,278	$1.57

Change in Pre-tax loss (income) [1]	(1,417)
Change in Income tax [1]	244
Adjustments to reported earnings	($1,173)	($1.40)

Change in consolidated operating earnings	$105	$0.17

Dominion Energy Virginia
Regulated electric sales:
Weather	$51	$0.06
Other	(1)	0.00
Electric capacity	(5)	(0.01)
Depreciation & amortization	(6)	(0.01)
Renewable energy investment tax credits	(32)	(0.03)
Other	(2)	0.00
Share accretion		0.02
Change in contribution to operating earnings	$5	$0.03

Gas Distribution
Regulated gas sales:
Weather	$4	0.01
Other	3	0.00
Rider equity return	11	0.01
Interest expense, net	9	0.01
Share accretion		0.01
Change in contribution to operating earnings	$27	$0.04

Dominion Energy South Carolina
Regulated electric sales:
Weather	$13	$0.02
Other	(4)	0.00
Regulated gas sales	4	0.00
Other	(5)	(0.01)
Share accretion		0.01
Change in contribution to operating earnings	$8	$0.02

Contracted Assets

Renewable energy investment tax credits	29	$0.03
Other	10	0.01
Share accretion		$0.01
Change in contribution to operating earnings	$39	$0.05

Corporate and Other
Other	$26	$0.03
Change in contribution to operating earnings	$26	$0.03

Change in consolidated operating earnings	$105	$0.17

Change in adjustments included in reported earnings[1]	$1,173	$1.40

Change in consolidated reported earnings	$1,278	$1.57

1) Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.

Note: Figures may not sum due to rounding